Exhibit 10.4(b)

FIRST AMENDMENT TO LEASE

The undersigned parties are entering into this First Amendment to Lease (“Amendment”) as of January 1, 2007.  Pursuant to an industrial building lease dated July 29, 1998 (the “Lease”), Leonard A. Damron, III, LLC (“Landlord”) currently leases to LKQ Atlanta, LP (formerly known as Damron Auto Parts, L.P.) (“Tenant”) certain real property in Jenkinsburg, Georgia, as more particularly described in Exhibit A attached to the Lease (the “Premises”).  Tenant is considering the construction of various improvements on the Premises but will not do so without the assurance that it has the option to lease the Premises beyond the end of the term of the Lease and all options to extend contained therein.

1.  Under Article XI (Options to Extend) of the Lease, in the third and fourth lines of Section 11.1, the phrase “for three (3) periods of five (5) years each” is hereby deleted and replaced with the phrase “for seven (7) periods of five (5) years each”.

2.  At the end of the Lease term (including all options to extend), all permanent alterations, additions and improvements made by Tenant in or upon the Premises shall become Landlord’s property and shall remain upon the Premises.

3.  All terms of the Lease that are not specifically amended by the terms of this Amendment shall remain in full force and effect.  In the event any conflict arises between the terms of the Lease and the terms of this Amendment, then the terms of this Amendment shall supersede the terms of the Lease with respect to the subject matters described in this Amendment.

LEONARD A. DAMRON, III, LLC	LKQ ATLANTA, L.P.

/s/ Leonard A. Damron	/s/ Frank P. Erlain
By: Leonard A. Damron	By: Frank P. Erlain
Title:	Title: VP – Finance, Controller & Treasurer